                                                                         Ex-23.1


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference of our reports for The Brinson Funds (comprised of Global Fund, Global Equity Fund, Global Bond Fund, U.S. Balanced Fund, U.S. Equity Fund, U.S. Large Capitalization Equity Fund, U.S. Bond Fund and Non-U.S. Equity Fund) dated August 7, 1998, in the Registration Statement (Form N-14) and related Proxy Statement and Prospectus, filed with the Securities and Exchange Commission under the Securities Act of 1933 (Registration No. 33-47287).



                                         ERNST & YOUNG LLP



Chicago, Illinois
September 18, 1998


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